                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement         [  ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               REDWOOD TRUST, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------
     (Name of Person(s)Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

    4) Proposed maximum aggregate value of transaction:

    5) Total fees paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                       RWT
                               REDWOOD TRUST, INC.
                         591 Redwood Highway, Suite 3100
                          Mill Valley, California 94941
                                 (415) 389-7373

      --------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders
of Redwood Trust, Inc.

        You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (the "Company"), to be held on Thursday, June 4, 1998, at 10:00 a.m., PDT, at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, for the following purposes:

1. The election of three Class I Directors to serve until the Company's Annual Meeting of Stockholders to be held in 2001 or until such directors' successors are elected and qualified;

2. To consider and act upon a proposal to approve technical amendments to the Company's Charter (i) to conform to the requirements of the New York Stock Exchange and (ii) to clarify the application of the Company's 9.8% REIT-qualifying stock ownership requirements.

3. Ratification of the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

4. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

        A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 23, 1998, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

        Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                        By Order of the Board of Directors



                                        FREDERICK H. BORDEN
                                        Secretary

Mill Valley, California
March 31, 1998

               ---------------------------------------------------

                             YOUR VOTE IS IMPORTANT
                   PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

               ---------------------------------------------------

                                       RWT
                               REDWOOD TRUST, INC.
                         591 Redwood Highway, Suite 3100
                          Mill Valley, California 94941
                                 (415) 389-7373

       -----------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1998


To Our Stockholders:

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held, on Thursday, June 4, 1998 at 10:00 a.m., Pacific Daylight Time, at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to stockholders beginning on or about March 31, 1998.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

        The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

        Holders of shares of the Company's common stock ("Common Stock") at the close of business on March 23, 1998, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 14,070,557 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a director, (ii) the affirmative vote of the majority of the outstanding shares of the Company is required to approve the proposed Charter amendments, and (iii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on items (i) and (iii) above but will have the same effect as a vote against item
(ii) which requires the approval of the majority of outstanding shares.

VOTING OF PROXIES

        Shares of the Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors, FOR the approval of the proposed Charter amendments, and FOR the appointment of Coopers & Lybrand, L.L.P. as the Company's auditors.

        The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. To date, no stockholders' proposals have been received by the Company. However, if any other matters of which the management and Board of Directors of the Company are not now aware are presented properly to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

        The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT

        The 1997 Annual Report including financial statements for the year ended December 31, 1997, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

        The 1997 Annual Report includes the annual report on From 10-K for the year ended December 31, 1997 as filed with the SEC. Any exhibits listed in the Form 10-K will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                         ITEM 1 -- ELECTION OF DIRECTORS

        The Company's Articles of Incorporation and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. Class I Directors are scheduled to be elected at the 1998 Annual Meeting to serve for a three-year term and until their successors are elected and duly qualified. The Company's Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will be at all times Independent Directors. The nominees for Class I directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for directors listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. All of the nominees listed below already are serving as directors of the Company.

        The election to the Board of Directors of each of the three nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE THREE NOMINEES IDENTIFIED BELOW.

NOMINEES TO BOARD OF DIRECTORS

NAME                                    POSITION WITH THE COMPANY

Frederick H. Borden                     Vice Chairman, Secretary and Director
Nello Gonfiantini                       Director
Mariann Byerwalter                      Director

        Certain biographical information regarding each nominee is set forth below along with biographical information for each continuing director.

CLASS I NOMINEES

        FREDERICK H. BORDEN, age 52, has served as Vice Chairman of the Board and Secretary of the Company since 1994 and as Secretary and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1992 through March of 1997 Mr. Borden was a Principal with GB Capital. Prior to joining GB Capital, Mr. Borden was Senior Vice President of Douglas, Emmett & Company, where he organized an institutional capital raising effort to fund debt and equity investments in West Los Angeles commercial real estate properties. From 1985 to 1990, Mr. Borden worked as a specialist in raising capital for financial institutions and as a high yield bond salesman for Drexel Burnham Lambert. In 1984, Mr. Borden was the sales manager for the mortgage loan trading department of Farmer's Savings Bank. Mr. Borden was one of the founding members of Salomon Brothers' mortgage securities department in 1978 and was manager of the West Coast mortgage sales department until 1984.

        MARIANN BYERWALTER, age 37, was elected to the Board of Directors in March 1998. Ms. Byerwalter is the Chief Financial Officer and Vice President for Business Affairs of Stanford University. From 1987 to 1996 Ms. Byerwalter was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and Director of America First Eureka Holdings, the holding company for EurekaBank, a publicly traded institution. She was the Chief Financial Officer of Eureka Bank from 1993 to 1996 and has been a member of its Board of Directors since 1988. From 1984 to 1987 Ms. Byerwalter was a Vice President for Strategic Planning and Corporate Development at BankAmerica Corporation. From 1984 to 1987 she was a Vice President of the BankAmerica Venture Capital Corporation.

        NELLO GONFIANTINI, age 43, has been a Director of the Company since 1994. Mr. Gonfiantini manages a private mortgage finance and real estate development business in Reno, Nevada. Mr. Gonfiantini has been chairman of the Board, President and Chief Executive Officer of Specialty Mortgage Trust, Inc., a Maryland corporation organized as a real estate investment trust, since its formation in October 1997. From 1986 until 1994, Mr. Gonfiantini was the Chairman, CEO, and President of Home Federal Savings Bank of Nevada.

CLASS II AND CLASS III DIRECTORS -- TERMS EXPIRING AFTER 1998

        GEORGE E. BULL, age 49, has served as Chairman of the Board and Chief Executive Officer of the Company since 1994 and as Chairman of the Board of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1983 through March 1997 Mr. Bull was the President of George E. Bull, III Capital Management, Inc. ("GB Capital"). GB Capital discontinued operating as a business on March 31, 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. In 1991 and 1992, Mr. Bull served as Acting Chief Investment Officer of First Capital Life Insurance Company, managing its $4 billion securities portfolio and over $200 million in commercial real estate loans. He also worked during this period in various aspects of fixed income portfolio management with Wood Island Associates, Inc. From 1991 though 1993, Mr. Bull and GB Capital oversaw the management of the $350 million portfolio of commercial real estate investments and the $8 billion securities portfolio of Executive Life Insurance Company (in Rehabilitation) on behalf of the California Department of Insurance. Mr. Bull is a Class III director whose term expires in 2000.

        DAN A. EMMETT, age 58, has been a Director of the Company since 1994. Mr. Emmett is the co-founder and President of Douglas Emmett Realty Advisors, a leading real estate investment advisor in Los Angeles, and of Douglas, Emmett and Company, a leading commercial and multifamily real estate development and management company established in 1971. Mr. Emmett is a Class III director whose term expires in 2000.


        THOMAS F. FARB, age 41, has been a Director of the Company since 1994. Mr. Farb is the Executive Vice President of Finance, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly-held pharmaceutical company. From 1992 to 1994, Mr. Farb was the Vice President of Finance and Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a medical device/diagnostics company. From 1989 to 1992, Mr. Farb was Senior Vice President, Chief Financial Officer and Director of AIRFUND Corporation, where he closed numerous international aircraft financing transactions involving various interest rate hedges and multiple layers of debt and equity. Mr. Farb is currently a director of HNC Software, Inc., a public company. Mr. Farb is a Class II director whose term expires in 1999.

        DOUGLAS B. HANSEN, age 40, has served as President, Chief Financial Officer and a Director of the Company since 1994 and as President and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1990 through March 1997 Mr. Hansen was a Principal with GB Capital. From 1991 to 1993, Mr. Hansen also served as a Special Deputy Insurance Commissioner of the State of California and as the Acting Chief Investment Officer of Executive Life Insurance Company (in Rehabilitation), managing its $8 billion portfolio of securities and its Investment Department. In 1991 and 1992, Mr. Hansen worked in various aspects of fixed income portfolio management with Wood Island Associates, Inc. From 1992 to 1994, Mr. Hansen served as the Acting Chief Investment Officer of Old Colony Life Insurance Company, a failed insurance company conserved by the State of Georgia. Prior to joining GB Capital, Mr. Hansen worked from 1987 through 1990 at Merrill Lynch as a specialist in mortgage loans and securities and hedging instruments. Mr. Hansen is a Class II director whose term expires in 1999.

        CHARLES J. TOENISKOETTER, age 53, has been a Director of the Company since 1994. Mr. Toeniskoetter is the President of Toeniskoetter & Breeding, Inc. Development, a company which has developed, and owns and manages over $100 million of commercial and industrial real estate properties, and is the President of Toeniskoetter & Breeding, Inc. Construction, a commercial and industrial construction company that has completed over $250 million of construction contracts since its founding. Mr. Toeniskoetter co-founded both of these companies in 1983. Mr. Toeniskoetter serves on the Board of the San Jose Water Company and a number of non-profit foundations and other community entities. Mr. Toeniskoetter is a Class II director whose term expires in 1999.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors consists of Mr. Emmett and Mr. Toeniskoetter. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants. The Audit Committee met one time in 1997. The Board of Directors also has a Compensation Committee consisting of Mr. Farb and Mr. Gonfiantini. The Compensation Committee met seven times in 1997. The Company has no other standing committees of the Board of Directors.

        The Board of Directors held twelve regular meetings in 1997. None of the Directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he served.

        The Directors who are not employed by the Company (the "Independent Directors") receive an annual fee of $6,000 per year, plus a fee of $500 for each meeting of the Board of Directors attended in person and $250 for each meeting attended telephonically. They also are granted options to purchase 2,500 shares of the Company's Common Stock, together with DERs, at the fair market value on the date of grant each year on the day after the Annual Meeting of Stockholders. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors meetings.

                            MANAGEMENT OF THE COMPANY

        The executive officers of the Company and their positions are as follows:

NAME                         POSITION WITH THE COMPANY                                AGE
----                         -------------------------                                ---
George E. Bull               Chairman of the Board and Chief Executive Officer         49
Douglas B. Hansen            President, Chief Financial Officer and Director           40
Frederick H. Borden          Vice Chairman of the Board and Secretary                  52
Vickie L. Rath               Vice President, Treasurer and Controller                  38


        The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Bull, Mr. Hansen and Mr. Borden is provided above. Biographical information regarding Ms. Rath is set forth below.

        VICKIE L. RATH, age 38, has served as Vice President, Treasurer and Controller of the Company since 1994 and as Treasurer and Assistant Secretary of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. Ms. Rath acted as an independent consultant to GB Capital from February 1994 to August 1994 and served as a Vice President of GB Capital from August 1994 to December 1995. From 1993 to 1994, Ms. Rath served as Principal and Controller of Wells Fargo Nikko Investment Advisors. From 1988 to 1993, Ms. Rath was Vice President and Controller of TIS Mortgage Investment Company, a NYSE-listed REIT and served as its Treasurer from 1989 to 1993. In addition, Ms. Rath served as the Principal Financial Officer of TIS Financial Services, Inc. from 1988 to 1993, as Vice President, Secretary and Treasurer of TIS Asset Management from 1991 to 1993 and as Assistant Treasurer of INVG Mortgage Securities Corp., a REIT traded on NASDAQ from 1992 to 1993. Ms. Rath is a Certified Public Accountant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock of the Company as of February 1, 1998, by each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                              NUMBER OF SHARES
                                                BENEFICIALLY        APPROXIMATE
NAME                                                OWNED             % OWNED
----                                          ----------------      -----------
Wallace R. Weitz & Company (1)                    1,951,199           13.82%
FMR Corp. (2)                                       922,035            6.53%
Ryback Management Corporation (3)                   800,000            5.67%
George E. Bull (4)                                  146,383            1.04%
Douglas B. Hansen (5)                               128,926              *
Frederick H. Borden (6)                             103,917              *
Mariann Byerwalter                                        0              *
Dan A. Emmett                                        13,138              *
Thomas F. Farb (7)                                    5,250              *
Nello Gonfiantini (8)                                41,165              *
Charles J. Toeniskoetter (9)                          7,996              *
Vickie L. Rath (10)                                  24,175              *
All Directors and Executive Officers                473,947             3.3%
as a group (9 persons) (11)

------------------
* LESS THAN ONE PERCENT

(1)  ADDRESS: 1125 SOUTH 103RD STREET, SUITE 600, OMAHA, NEBRASKA 68124.
(2)  ADDRESS: 82 DEVONSHIRE STREET, BOSTON, MASSACHUSETTS 02109.
(3)  ADDRESS: 7711 CARONDELET AVE., BOX 16900, ST. LOUIS, MISSOURI 63105.
(4) INCLUDES 124,947 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY THE BULL TRUST, 18,436 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS AND 3,000 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY MR. BULL'S CHILDREN.
(5) INCLUDES 18,436 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(6) INCLUDES 13,390 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS, AND 260 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY MR. BORDEN'S CHILDREN.
(7) INCLUDES 2,137 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(8) INCLUDES 36,165 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY THE GONFIANTINI III 1981 TRUST, 2,500 SHARES ON WHICH MR. GONFIANTINI HAS VOTING AND INVESTMENT POWER IN HELD OF RECORD BY THE GONZO FINANCIAL PROFIT SHARING TRUST AND 2,500 SHARES ON WHICH MR. GONFIANTINI HAS VOTING AND INVESTMENT POWER IN HELD OF RECORD BY GONZO FINANCIAL.
(9) INCLUDES 5,026 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 400 SHARES ON WHICH MR. TOENISKOETTER HAS VOTING AND INVESTMENT POWER IN THE TBI CONSTRUCTION PROFIT SHARING TRUST.
(10) INCLUDES 8,175 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(11) INCLUDES 65,600 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

                             EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1997, 1996 and 1995 by the Company's Chief Executive Officer and its three other executive officers.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                     ANNUAL COMPENSATION            COMPENSATION AWARDS
                                -------------------------------   ------------------------
                                                                   DIVIDEND     SECURITIES
                                                                  EQUIVALENT    UNDERLYING
NAME AND PRINCIPAL          YEAR    SALARY    BONUS     DERS        RIGHTS        OPTIONS        OTHER
POSITION                    ($)       ($)     ($)(1)   ($)(2)       (#)(3)          (#)    COMPENSATION($)(4)
------------------          ----    ------    -----   --------    ----------    ---------- ------------------
George E. Bull              1997  $190,104       --   $178,265         3,335       140,736         $21,392
  Chairman of the Board     1996   169,646       --     11,111         2,839        27,100          19,975
  Chief Executive           1995    75,408       --         --           590        46,528           7,688

Douglas B. Hansen           1997  $190,104       --   $178,265         3,335       140,736         $21,392
  President and Chief       1996   169,646       --     11,111         2,839        27,100          19,975
  Financial Officer         1995    75,408       --         --           590        46,528           7,688

Frederick H. Borden         1997  $190,104       --   $135,765         2,072        80,903         $21,392
  Vice Chairman of          1996   169,646       --     11,111         1,764        27,100          19,975
  the Board and             1995    75,408       --         --           367        28,905           7,688
  Secretary

Vickie L. Rath              1997  $126,736       --    $31,175         1,075        12,441         $21,392
  Vice President,           1996   113,097   22,619      5,945           915        14,500          19,380
  Treasurer and Controller  1995    66,217   33,108         --           190        15,000           6,327

------------------
(1) AMOUNTS STATED INCLUDE BONUS AMOUNTS ACCRUED DURING THE FISCAL YEAR AND PAID IN THE FOLLOWING JANUARY.
(2) REPRESENTS TO CASH DIVIDEND EQUIVALENT RIGHTS ("DERS") PAID TO EXECUTIVE OFFICERS AND INCLUDES CASH DERS AMOUNTS ACCRUED DURING THE FISCAL YEAR AND PAID IN THE FOLLOWING JANUARY. THE EXECUTIVE OFFICERS WILL CONTINUE TO RECEIVE CASH DER PAYMENTS ON CERTAIN OPTIONS UNTIL THE RELATED OPTIONS ARE EXERCISED OR TERMINATED.
(3) REPRESENTS THE NUMBER OF SHARES OF STOCK WHICH ARE ACCRUED STOCK DERS AND ARE ISSUABLE TO HOLDERS UPON THE EXERCISE OF THE RELATED STOCK OPTIONS.
(4)     ANNUAL COMPANY CONTRIBUTIONS TO THE COMPANY'S PROFIT SHARING PLAN.

        The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 1997 fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------
                                          INDIVIDUAL GRANTS
                          ------------------------------------------------------
                            NUMBER                                                 POTENTIAL REALIZABLE VALUE
                              OF         % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                          SECURITIES      OPTIONS      EXERCISE                      STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO        OR                             FOR OPTION TERM
                           OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION     --------------------------
     NAME                 GRANTED(#)   FISCAL YEAR      ($/Sh)         DATE          5% ($)          10% ($)
     ----                 ----------   -----------    ----------    ----------     ---------       ----------
George E. Bull               100,000        22.21%       $37.750       1/17/07     $2,374,077      $6,016,378
                              40,736         9.05%       $45.000       7/25/07      1,152,839       2,921,521
Douglas B. Hansen            100,000        22.21%       $37.750       1/17/07      2,374,077       6,016,378
                              40,736         9.05%       $45.000       7/25/07      1,152,839       2,921,521
Frederick H. Borden           50,000        11.10%       $37.750       1/18/07      1,187,039       3,008,189
                               6,499         1.44%       $29.250      10/17/07        119,550         302,964
                              24,404         5.42%       $20.250      12/23/07        310,787         787,597
Vickie L. Rath                 3,791         0.84%       $29.250      10/17/07         69,736         176,724
                               8,650         1.92%       $20.250      12/23/07        110,158         279,163

        The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 1997 fiscal year and the value of options held at fiscal year end:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                           SHARES          VALUE        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS
                        ACQUIRED ON       REALIZED        FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(2)
        NAME            EXERCISE (#)       ($)(1)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERSIZABLE
        ----            ------------      --------     -------------------------    -------------------------
George E. Bull             12,361         $343,265                18,436/215,054             $59,175/$428,041
Douglas B. Hansen          12,361         $343,265                18,436/215,053             $59,175/$428,021
Frederick H. Borden        12,361         $343,265                13,390/140,082             $36,762/$363,832
Vickie L. Rath              4,000         $111,120                  8,175/39,947             $19,077/$139,413

------------------
(1) THE VALUE REALIZED IS BASED ON THE MARKET VALUE OF UNDERLYING SECURITIES AT EXERCISE DATE, MINUS THE EXERCISE PRICE.
(2) THE VALUE OF UNEXERCISED OPTIONS IS BASED ON THE MARKET VALUE OF THE UNDERLYING SECURITIES AT FISCAL YEAR END, MINUS THE EXERCISE PRICE.


EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Bull, Hansen and Borden. Each agreement provides for a term through December 31, 2001 and is automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation in any bonus incentive compensation plan. Each agreement provides for the officer to receive his base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each agreement also provides for the officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the officer resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum base salary and actual bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Each agreement also contains a "non-compete" provision prohibiting the officer from competing with the Company for a period of one year following termination of employment following the Company's termination of the officer without cause or resignation of the officer for "good reason" (including a "Change of Control"). In addition, all outstanding options and Awards granted to the officer under the Stock Option Plan shall immediately vest upon his termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Mr. Bull's agreement also restricts the Company from entering into a separate management agreement or arrangement, without Mr. Bull's consent, pursuant to which another entity would perform all or a substantial portion of Mr. Bull's duties.

        The Company has entered into an employment agreement with Ms. Rath on substantially the same terms as for the executive officers set forth in the immediately preceding paragraph with the following exceptions: Ms. Rath's agreement provides for a term through December 31, 1999 and is automatically extended for an additional year at the end of each year of the agreement unless either party provides a prescribed prior written notice to the contrary; and the payment to Ms. Rath in the event the Company terminates her employment without cause is six months of compensation (based on base salary and bonus compensation for the last fiscal year), calculated and payable as set forth above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of such forms that it received, and written representations from reporting persons that no additional Form 5s were required for such persons, the Company believes that, during fiscal 1997, all Section 16(a) filing requirements were satisfied on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's compensation committee is comprised of Thomas F. Farb and Nello Gonfiantini. The compensation committee establishes the compensation of the officers of the Company and also administers the Company Stock Option Plan. George E. Bull is a director of Specialty Mortgage Trust, Inc., a Maryland corporation of which Nello Gonfiantini is Chairman of the Board, President and Chief Executive Officer. There were no transactions between the Company and Specialty Mortgage Trust, Inc. during fiscal 1997. Neither the other compensation committee member nor the other named executive officers have any relationships which must be disclosed under this caption.

                             -----------------------

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of Independent Directors, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

        The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for shareholders and reflect the business strategies and long-range plans of the Company. The guiding principles in regards to compensation are (i) to attract key high caliber executives; (ii) to provide levels of compensation competitive with those offered by the Company's competitors; (iii) to motivate executives to enhance earnings and long-term stockholder value by linking stock performance (on a total return basis) with long-term incentive compensation; and (iv) to design a long-term compensation program that leads to management retention.

        Executive officer compensation is based on three principal components: base salary, annual bonus and stock options granted under the Company's Stock Option Plan. Base salary is reviewed at least annually by the Compensation Committee and may be raised at the discretion of the Compensation Committee. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers. This program permits the Board of Directors, in their discretion, to award cash bonuses annually to executive officers. Stock option grants are governed by the overall limitations of the Stock Option Plan. Overall compensation is intended to be set at a level competitive with the amounts paid to the management of companies with similar business structure, size and marketplace orientation, with additional emphasis on professional experience.

        During 1997, the Compensation Committee conducted a detailed review of the executive compensation of a variety of financial institutions, finance companies, REITs and mortgage-related companies. Based on this information, the Compensation Committee concluded that the base salary, annual bonus and stock options awarded, taken together as a whole, were at a reasonable level. This information was one of the factors considered in establishing the 1998 compensation level for executive officers.

        The Compensation Committee believes that the total compensation package of executive officers should be linked to such factors as return on equity and to the total return of the Company's stock, both on an absolute basis and relative to similar companies, and to the attainment of planned objectives established at the beginning of the year. The Company uses stock options, and in some cases related DERs, to align the long-range interest of its executive officers with the interests of shareholders. The amount of stock options and DERs that are granted to executive officers is determined by the Compensation Committee taking into consideration the officer's position with the Company, overall individual performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

        The Compensation Committee applies the foregoing principles and policies in determining the compensation of Mr. George E. Bull, the Company's Chief Executive Officer. During fiscal 1997 Mr. Bull received a salary of $190,104 and cash DERs of $178,265. Of the cash DERs, $120,000 was attributable to DERs on stock options granted in 1997 and $58,265 was attributable to DERs on stock options granted in prior years. The Committee believes that Mr. Bull, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, based of the performance of the Company in fiscal 1997, the Committee granted to Mr. Bull stock options for 100,000 shares of the Company's Common Stock in January 1997 and stock options for 40,736 shares of the Company's Common Stock in July 1997.

        The Compensation Committee will monitor the effects of its compensation programs with regard to Internal Revenue Code Section 162(m). A substantial portion of the compensation program will be exempt from the $1,000,000 deduction limitation. The Company will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Company's overall compensation objectives. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.


                                        Compensation Committee

                                        Thomas F. Farb
                                        Nello Gonfiantini

                                PERFORMANCE GRAPH

        The following graph presents a total return comparison of the Company's Common Stock, since the Company's initial public offering on August 4, 1995 through December 31, 1997, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends for the Company's Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.

       TOTAL RETURN COMPARISON SINCE THE COMPANY'S INITIAL PUBLIC OFFERING
                            THROUGH DECEMBER 31, 1997

                                   8/4/95       12/31/95       12/31/96      12/31/97
                                  -------       --------       --------      --------
Redwood Trust, Inc.               $100.00        $120.58        $261.77       $152.08
S&P Composite-500 Index           $100.00        $110.65       $136.06        $181.47
NAREIT Mortgage REIT Index        $100.00        $118.80       $179.23        $186.07

   ITEM 2 -- PROPOSAL TO APPROVE TECHNICAL AMENDMENTS TO THE COMPANY'S CHARTER
        (I) TO CONFORM TO THE REQUIREMENTS OF THE NEW YORK STOCK EXCHANGE
              AND (II) TO CLARIFY THE APPLICATION OF THE COMPANY'S
                9.8% REIT-QUALIFYING STOCK OWNERSHIP RESTRICTION

        The Board of Directors has unanimously approved and deemed advisable proposed amendments to Section 1 and 3 of Article XI of the Company's Articles of Amendment and Restatement (the "Charter") and recommends the stockholders approve the adoption of the amendments.

        Article XI, Section 3 would be amended to read as follows:

        "Section 3. Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 2 of this Article XI or that a Person intends to acquire or Transfer or has attempted to acquire or Transfer Beneficial Ownership of Capital Stock of the Corporation in violation of Section 2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided however, that any purported Transfers in violation of this Article XI shall automatically result in the designation and treatment described in this Article XI, irrespective of any actions (or non-action) by the Board of Directors."

        This change in the above-referenced Section will conform the language of the Section to the requirements of the New York Stock Exchange. It will not affect in any way the validity or transferability of stock certificates currently outstanding, nor will the change affect in any way the capital structure of the Company.

        The definition of "Beneficial Ownership" contained in Article XI,
Section 1 would be amended to read as follows:

        "Beneficial Ownership" shall mean beneficial ownership as determined under Rule 13d-3, as amended from time to time, adopted pursuant to the Securities Exchange Act of 1934, of Capital Stock by a Person, either directly or constructively, including through the application of Section 544 of the Code, as modified by sections 856(h)1)(B) and 856(H)(3)(A) of the Code and determined without respect to whether such ownership has the effect of meeting the stock ownership requirement of section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owning," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

        This change in the above-referenced Section will clarify the definition of "Beneficial Ownership" in order to remove any ambiguity in the application of the 9.8% REIT qualifying stock ownership restriction. At present, the definition is ambiguous and requires the Board of Directors to interpret its application. The change will provide an objective reference for determining beneficial ownership that investors may rely upon in advance in making their purchase decisions. In addition, the reference adopted, Rule 13d-3, is already being applied by all investors with significant holdings that might be in danger of exceeding the Charter stock ownership limitation. The definition when read with the REIT-qualifying provisions in the Charter restricting the ownership of capital stock, may limit opportunities for stockholders to receive a premium for their securities that might otherwise exist if any person were to attempt to assemble a block of shares in excess of the number of shares permitted under the Charter. The amendment will not affect in any way the validity or transferability of stock certificates currently outstanding, nor will the change affect in any way the capital structure of the Company.

        The approval of the proposal to change the language in the above-referenced Sections requires the affirmative vote of the majority of the outstanding shares of Common Stock of the Company. If the amendments are adopted by the stockholders, they will become effective upon the filing of a certificate of the amendment of the Charter with the Maryland State Department of Assessments and Taxation. Such filing is expected to be accomplished immediately after the Annual Meeting of stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THESE SECTIONS OF THE CHARTER.

            ITEM 3 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the accounting firm of Coopers & Lybrand, L.L.P. to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the year ended December 31, 1998. The Board of Directors' selection of Coopers & Lybrand, L.L.P. for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To the Company's knowledge, neither Coopers & Lybrand, L.L.P. nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting.

                                 OTHER BUSINESS

        The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

                  STOCKHOLDER PROPOSALS -- 1999 ANNUAL MEETING

        Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and the Company's Bylaws. Any proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received at a Company's offices on or before December 1, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Frederick H. Borden
                                        Secretary

Mill Valley, California
March 31, 1998

THE BOARD OF DIRECTORS OF REDWOOD TRUST, INC. RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

                                               Please mark
                                              your votes as
                                               indicated in
                                               this example
                                                    X

1 ELECTION OF DIRECTORS.                       INSTRUCTIONS: To withhold authority to vote for any individual nominee
         FOR              WITHHOLD AUTHORITY   check the "FOR all nominees" box to the left, and strike a line through
    all nominees           to vote for all     that nominee's name below.
 below to the right       nominees listed to
                              the right        FREDERICK H. BORDEN, MARIANN BYERWALTER, NELLO GONFIANTINI

2 AMENDMENT TO CORPORATE CHARTER               3 RATIFICATION OF COOPERS & LYBRAND AS INDEPENDENT
                                                 AUDITORS OF REDWOOD TRUST, INC.


  FOR      AGAINST      ABSTAIN                  FOR      AGAINST      ABSTAIN
  [ ]        [ ]          [ ]                    [ ]        [ ]          [ ]

4 IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREFOR.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER SHOULD SIGN.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED ITEMS, AND IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS OF REDWOOD TRUST, INC. AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.


                                        DATED: __________________________ , 1998
                                                 (BE SURE TO DATE PROXY)

                                        SIGNATURE_______________________________

                                        PLEASE VOTE, SIGN AND RETURN THIS PROXY
                                        AS PROMPTLY AS POSSIBLE IN THE ENVELOPE
                                        PROVIDED.


                   (SEE OTHER SIDE FOR IMPORTANT INFORMATION)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                               REDWOOD TRUST, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS DOUGLAS B. HANSEN AND GEORGE E. BULL, AND EACH OF THEM, AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF REDWOOD TRUST, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE MANDARIN ORIENTAL HOTEL, 222 SANSOME STREET, SAN FRANCISCO, CALIFORNIA ON JUNE 4, 1998, AT 10:00 A.M. LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

BY SIGNING AND DATING THE REVERSE OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE HEREOF)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE